Exhibit 10.23

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

EXCLUSIVE PURCHASE OPTION AGREEMENT

THIS EXCLUSIVE PURCHASE OPTION AGREEMENT (the “Agreement”) is entered into by and between the following parties on this 1st day of April, 2021 in Shanghai, the People’s Republic of China (hereinafter referred to as the “PRC”, and, for the purpose of this Agreement, excluding Hong Kong SAR, Macau SAR and Taiwan):

Party A: Shanghai Santeng Technology Co., Ltd. (the “WFOE”)

Legal representative: LU Qiaoling

Registered address: Room JT19736, Building No.4, Zone B, No.925 Yecheng Road, Jiading Industrial Zone, Shanghai

Party B-1: LU Qiaoling

Identification No.: 370206198001304022

Party B-2: GUO Yiheng

Identification No.: 320502198307020534

Party B-3: WANG Hua

Identification No.: 320503196005062525

Party B-4: LI Jianxiu

Identification No.: 370221195306140022

Party C: Zhenyi Information Technology (Shanghai) Co., Ltd. (the “Domestic Company”)

Legal representative: LU Qiaoling

Registered address: Room 239, Building K, No.68 Dongheyan, Chengqiao Town, Chongming District, Shanghai (Chengqiao Economic Development Zone, Shanghai)

In this Agreement, Party B-1, Party B-2, Party B-3 and Party B-4 are hereinafter collectively referred to as “Party B” or the “Existing Shareholders”, and the WFOE, the Existing Shareholders and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually a “Party”.

WHEREAS:

1.	As of the execution date hereof, the Existing Shareholders are all the existing shareholders of the Domestic Company. In particular, Party B-1 holds 81.5% of the equity interest in the Domestic Company, representing RMB 16.3 million of its registered capital; Party B-2 holds 6.5% of the equity interest in the domestic company, representing RMB 1.3 million of its registered capital; Party B-3 and Party B-4 respectively holds 6% of the equity interest therein, respectively representing RMB 1.2 million of its registered capital.

2.	The WFOE and the Existing Shareholders have entered into a Loan Contract on this 1st day of April, 2021 (hereinafter referred to as the “Loan Contract”), pursuant to which the WFOE confirms that it has offered a loan totaling RMB 200,000 to the Existing Shareholders for the use approved by the WFOE. Please refer to Schedule 1 hereto for details of the loan.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

NOW, THEREFORE, upon mutual negotiation, the Parties hereby reach the following agreements:

Article 1 Sale and Purchase of Equity

1.1	Grant of Option

The Existing Shareholders hereby irrevocably grants to the WFOE an irrevocable exclusive right (the “Option”) to purchase, or designate one or more persons (the “Designee”) to purchase all or any part of the equity interests then held by the Existing Shareholders in the Domestic Company from the Existing Shareholders once or at multiple times at any time, at the price set forth in Article 1.3 hereof by following the steps for exercise of the Option as determined at the sole discretion of the WFOE to the extent permitted by the PRC laws. Except for WFOE and the Designee(s), no other person shall be entitled to the Option or any other rights in connection with the equity interest of the Existing Shareholders. The Domestic Company hereby agrees to the grant of the Option by the Existing Shareholders to the WFOE. The term “person” or “persons” referred in this sub-article and this Agreement shall mean any individuals, companies, joint ventures, partnerships, enterprises, trusts or unincorporated organizations.

1.2	Steps for Exercise of the Option

The exercise of the Option by the WFOE shall be subject to the provisions of the PRC laws and regulations. When exercising the Option, the WFOE shall issue a written notice (the “Purchase Notice”) to the Existing Shareholders, specifying: (a) the decision of the WFOE or its Designee(s) on the exercise of the Option; (b) the portion of equity interests to be purchased from the Existing Shareholders by the WFOE (the “Purchased Equities”); and (c) the purchase / transfer date of the Purchased Equities.

1.3	Purchase Price of Equities

The total price for purchase of all the equity interests held by the Existing Shareholders in the Domestic Company through the WFOE’s exercise of the Option shall be RMB 200,000. Where the WFOE exercises the Option to purchase part of the equity interests held by the Existing Shareholders in the Domestic Company, the purchase price shall be calculated on a pro rata basis. If the minimum price permitted by the PRC laws at the time of exercise by the WFOE is higher than the aforesaid price, the transfer price shall be the minimum price permitted by the PRC Laws, regulations and relevant rules (collectively, the “Purchase Price”)。

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

1.4	Transfer of the Purchased Equities

For each exercise of the Option by the WFOE:

1.4.1	The Existing Shareholders shall cause the Domestic Company to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving the transfer of the Purchased Equities by the Existing Shareholder to the WFOE and/or the Designee(s);

1.4.2	The Existing Shareholders shall, in respect of their transfer of the Purchased Equities to the WFOE and/or the Designee(s), obtain written statements from the other shareholders giving consent to such transfer and waiving any right of first refusal related thereto; and the other shareholders of the Domestic Company shall give written consent in respect of the transfer of the Purchased Equities by the transferring shareholder to the WFOE and/or the Designee(s) and waive their right of first refusal related thereto;

1.4.3	The Existing Shareholders shall execute an equity transfer contract with the WFOE and/or the Designee(s) (as applicable) for each transfer of the equity interest in accordance with the terms of this Agreement and the Purchase Notice;

1.4.4	The relevant parties shall execute all other necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents and take all necessary actions to transfer valid ownership of the Purchased Equities to the WFOE and/or the Designee(s), free of any Security Interests, and cause the WFOE and/or the Designee(s) to become the registered owner(s) of the Purchased Equities. For the purpose of this sub-article and this Agreement, “Security Interests” shall include securities, mortgages, third-party rights or interests, any equity call options, acquisition rights, right of first refusal, right to offset, retention of ownership or other security arrangements, etc.; provided that, for the purpose of clarification, any security interest that may arise under this Agreement, the Existing Shareholders’ Equity Pledge Agreement and the Existing Shareholders’ Power of Attorney shall be excluded. The “Existing Shareholders’ Equity Pledge Agreements” as referred in this Agreement shall mean the equity pledge agreements to be executed by and among the WFOE, the Existing Shareholders and the Domestic Company on the execution date hereof as well as any amendments and restatements thereof. The “Existing Shareholders’ Power of Attorney” referred in this Agreement shall mean the power of attorney authorizing the WFOE to be executed by the Existing Shareholders on the execution date hereof and any amendment, revision or restatement thereof.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

1.4.5	Payment

Whereas, the Existing Shareholders has agreed in the Loan Contract that all incomes which they may receive from their equity interests in the Domestic Company shall be transferred and used to repay the loans owed by the Existing Shareholders to the WFOE pursuant to the Loan Contract. Therefore, when the WFOE exercises the Option, the WFOE may choose to pay the Purchase Price by offsetting the loans owed by the Existing Shareholders to the WFOE; and, if the applicable laws do not require any adjustment to the Purchase Price agreed herein, the WFOE will not be required to pay any additional price to the Existing Shareholders. Subject to relevant laws and regulations of the PRC, the Existing Shareholders agree to refund any Purchase Price already received by them to the WFOE.

Article 2 Undertakings

2.1	Undertakings Regarding the Domestic Company

The Existing Shareholders and the Domestic Company hereby undertake that:

2.1.1	without the prior written consent of the WFOE, they will not, in any way, supplement, change or amend the articles of association of the Domestic Company, increase or decrease its registered capital, or change the structure of its registered capital in any other form;

2.1.2	they will maintain the existence of their company, obtain and maintain all the governmental licenses and permits necessary for the Domestic Company’s conducting of its business, and prudently and effectively operate its business and deal with its affairs, in accordance with good financial and business standards and practices; and that the Domestic Company’s annual budget and final account shall be approved by the WFOE in writing in advance;

2.1.3	without the prior written consent of the WFOE, they will not, at any time upon the effective date of this Agreement, sell, transfer, mortgage or otherwise dispose of any equities of the subsidiaries and branches of the Domestic Company, or allow any other Security Interest to be created thereon;

2.1.4	without the prior written consent of the WFOE, they will not, at any time upon the effective date of this Agreement, sell, transfer, mortgage or otherwise dispose of any legal or beneficial interests in the material assets (with a value exceeding RMB 200,000), business or income of the Domestic Company and its subsidiaries and branches, or allow any other Security Interest to be created thereon, except for expenses and disposition in the ordinary business course (including but not limited to payment of salaries and benefits to employees, lease expenses of business premises, daily operating expenses and other expenses necessary for maintaining the normal operation and business conduct of the company);

2.1.5	without the prior written consent of the WFOE, none of the Domestic Company and its subsidiaries and branches will incur, succeed, secure, or allow the existence of, any debt, except for accounts payable arising in the normal or ordinary business course other than by way of loans, and debts between the Domestic Company and its subsidiaries/branches;

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

2.1.6	they shall always operate all business in the normal business course to maintain the asset value of the Domestic Company and its subsidiaries and branches, and will refrain from any action or omission that is sufficient to affect the operating status and asset value of such companies;

2.1.7	without the written consent of the WFOE, they shall not cause the Domestic Company and its subsidiaries and branches to enter into any material contract, except for the contracts made in the ordinary business course;

2.1.8	without the prior written consent of the WFOE, none of the Domestic Company and its subsidiaries and branches will provide any person with any loan or credit (except for those provided to the wholly-owned subsidiaries of the Domestic Company);

2.1.9	at the request of the WFOE, they will provide the WOFE with all information in connection with the operation and financial condition of the Domestic Company and its subsidiaries and branches;

2.1.10	if requested by the WFOE, the Domestic Company shall procure and maintain insurance for its assets and business from an insurance carrier acceptable to the WFOE and its subsidiaries and branches, at an amount and type of coverage typical for companies engaging in similar businesses;

2.1.11	without the prior written consent of the WFOE, none of the Domestic Company and its subsidiaries and branches shall merge or consolidate with, or acquire or invest in, any person;

2.1.12	they shall immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings in relation to the assets, business or income of the Domestic Company and its subsidiaries and branches;

2.1.13	they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, make all necessary or appropriate claims, and raise necessary and appropriate defenses against all claims, in order for the Domestic Company and its subsidiaries and branches to maintain the ownership of all of their assets;

2.1.14	without the prior written consent of the WFOE, no dividends will be distributed to the shareholders in any form, provided that, upon the request of the WFOE, the Domestic Company shall immediately distribute all of its distributable profits to its shareholders;

2.1.15	on basis of the WFOE’s request, they will appoint any persons designated by the WFOE as the directors, supervisors (if applicable) and senior officers of the Domestic Company and its subsidiaries and branches;

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

2.1.16	without the prior written consent, none of the Domestic Company and its subsidiaries and branches shall engage in any business competing with those of the WFOE or its affiliated companies; and

2.1.17	unless mandatorily required by the PRC laws, the Domestic Company and its subsidiaries shall not be dissolved or liquidated without the written consent of the WFOE.

2.2	Undertakings of the Existing Shareholders

The Existing Shareholders hereby undertake that:

2.2.1	without the prior written consent of the WFOE, they will not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interest in the Domestic Company owned by them, or allow any other Security Interest to be created thereon, except for encumbrance created under the Existing Shareholders’ Equity Pledge Agreements and the Existing Shareholders’ Power of Attorney;

2.2.2	they will cause the shareholders’ meeting and/or the board of directors of the Domestic Company not to approve the sale, transfer, mortgage or other disposition of any legal or beneficial interest in the equity interests therein held by the Existing Shareholders, or allow any other Security Interests to be created thereon, without the prior written consent of the WFOE, except for consents to encumbrances created under the Existing Shareholders’ Equity Pledge Agreements and the Existing Shareholders’ Power of Attorney;

2.2.3	without the prior written consent of the WFOE, they shall cause the shareholders’ meeting and/or the board of directors of the Domestic Company not to approve the merger or consolidation with, or the acquisition of or investment in, any person;

2.2.4	they will immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding in connection with the equity interests owned by them;

2.2.5	they will cause the shareholders’ meeting or the board of directors of the Domestic Company to vote for the transfer of the Purchased Equities set forth in this Agreement, and take any other actions as may be requested by the WFOE;

2.2.6	for the purpose of maintain their ownership of the relevant equity interests, the Existing Shareholders will execute all necessary or appropriate documents, take all necessary or appropriate actions, make all necessary or appropriate claims, and raise all necessary and appropriate defenses against all claims;

2.2.7	at the request of the WFOE, they will appoint any persons designated by the WFOE as the directors, supervisors (if applicable) and senior officers of the Domestic Company;

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

2.2.8	the Existing Shareholders hereby waive their right of first refusal (if any) to purchase the equity interest which may be transferred by the other shareholders of the Domestic Company to the WFOE, agree that the other shareholders of the Domestic Company may execute the exclusive purchase option agreement, equity interest pledge agreement and power of attorney similar to this Agreement, the Existing Shareholders’ Equity Pledge Agreements and the Existing Shareholders’ Power of Attorney with the WFOE and the Domestic Company, and warrant that they will not take any action which may conflict with any such documents executed by the other shareholders;

2.2.9	Subject to compliance with the PRC laws, the Existing Shareholders shall promptly donate any profits, dividends, bonuses or liquidation proceeds which they may receive from the Domestic Company to the WFOE or any person designated by the WFOE; and

2.2.10	they shall strictly comply with the provisions of this Agreement and other agreements jointly or separately executed by the Existing Shareholders, the Domestic Company and the WFOE, duly perform the obligations hereunder and thereunder, and refrain from any action/omission that is sufficient to affect the effectiveness and enforceability of such agreements. In the event that the Existing Shareholders have any remaining rights with respect to the equity interests hereunder or under the Existing Shareholders’ Equity Pledge Agreements or Existing Shareholders’ Power of Attorney, the Existing Shareholders shall not exercise such rights except in accordance with the written instructions of the WFOE.

Article 3 Representations and Warranties

3.1	The Existing Shareholders and the Domestic Company hereby jointly and severally make the following representations and warranties to the WFOE as of the execution date of this Agreement and each transfer date:

3.1.1	They have the power, capacity and authority to execute and deliver this Agreement and any equity transfer contract, to which they are a party, and which is made hereunder for each transfer of the Purchased Equities (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contract. The Existing Shareholders and the Domestic Company agree that they will execute a Transfer Contract consistent with the terms of this Agreement upon the WFOE’s exercise of the Option. This Agreement and each Transfer Contract to which any Existing Shareholders and the Domestic Company are a party constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the terms hereof and thereof;

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

3.1.2	The Existing Shareholders and the Domestic Company have obtained consents and approvals (if necessary) from the third parties and governmental authorities to execute, deliver and perform this Agreement;

3.1.3	Neither their execution and delivery of this Agreement or any Transfer Contracts nor their performance of the obligations under this Agreement or any Transfer Contracts will: (i) result in a violation of any relevant PRC laws; (ii) be in conflict with the articles of association or other organizational documents of the Domestic Company; (iii) cause a violation of, or constitute a breach or default under, any contracts or document to which any of them is a party or by which it may be bound; (iv) result in a violation of any condition in connection with the grant and/or survival of any licenses or approvals issued to any of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or approvals issued to any of them;

3.1.4	The Existing Shareholders have good and merchantable title to the equity interests in the Domestic Company which they hold, and have not created any Security Interests thereon except for the Existing Shareholders’ Equity Pledge Agreements and the Existing Shareholders’ Power of Attorney;

3.1.5	Except as disclosed by the Domestic Company to the WFOE, the Domestic Company has good and merchantable title to all of its assets, and has not created any Security Interests thereon;

3.1.6	The Domestic Company has no outstanding debts, other than (i) the debt incurred in the ordinary course of business; and (ii) the debts which have been disclosed to the WFOE and require the WFOE’s written consent pursuant to this Agreement, and for which the WFOE’s written consent has been obtained;

3.1.7	The Domestic Company is in compliance with all applicable laws and regulations in relation to asset acquisition; and

3.1.8	Except as disclosed to the WFOE, there is no pending or threatened litigation, arbitration or administrative penalty in connection with the Domestic Company, its equities and assets.

Article 4 Effective Term

4.1	The Parties acknowledge and confirm that this Agreement shall come into force after being officially signed by the Parties, which means this Agreement shall be binding upon the Parties on and from April 1, 2021, whereupon the Parties shall have all rights hereunder and perform all the obligations hereunder. This Agreement shall be terminated after all the equity interests held by the Existing Shareholders or their successors or assignees in the Domestic Company have been lawfully transferred to the WFOE and/or its designated person(s) in accordance with this Agreement.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

Article 5 Governing Law and Dispute Resolution

5.1	Governing Law

The conclusion, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

5.2	Dispute Resolution

In the event of any dispute arising from the performance of this Agreement or in connection with this Agreement, either Party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators who shall be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations. Subject to provisions of the PRC laws, the arbitration tribunal or arbitrators may award remedial measures in respect of equities or assets of the Domestic Company or assets of the Existing Shareholders in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the Domestic Company. In addition, in the course of forming the tribunal, Party A shall have the right to file an application to any court with competent jurisdiction (including courts in the PRC, Hong Kong and Cayman Islands) for grant of temporary reliefs. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. During a pending arbitration, the Parties shall continue to own their respective rights under this Agreement and perform their respective obligations hereunder, other than those under dispute and subject to arbitration.

Article 6 Taxes and Expenses

6.1	Each Party shall be liable for any and all transfer and registration taxes, costs and expenses incurred by or imposed on such Party in accordance with the PRC laws for the preparation and execution of this Agreement and each Transfer Contract as well as the consummation of the transactions contemplated hereunder and thereunder.

Article 7 Notices

7.1	All notices and other communications required or given under this Agreement shall be delivered or sent to the receiving Party by way of personal delivery, registered mail (postage prepaid), commercial courier service or facsimile transmission. Each notice shall also be served by email. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery (including express mail service) shall be deemed effectively given on the day when an acknowledgement of receipt thereof is signed.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

7.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date of the return receipt thereof.

7.1.3	Notices given by way of facsimile transmission shall be deemed effectively given on the date of transmission as shown on the facsimile, provided that, if such facsimile is given after 5 p.m. or on a non-business day at the place of receipt, it shall be deemed given on the business day immediately following the transmission date shown on such facsimile.

Article 8 Confidentiality Obligation

8.1	The Parties acknowledge and confirm that this Agreement, its contents and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement shall be deemed as confidential information. The Parties shall maintain the confidentiality of all such confidential information, and shall not disclose any confidential information to any third party without the written consent of the other Party or Parties, except for the information which: (a) is or will be known to the public (without unauthorized disclosure by the receiving Party); (b) is required to be disclosed under the applicable laws or regulations, stock trading rules or orders of governmental authorities or courts; or (c) is required to be disclosed by a Party to its shareholders, directors, supervisors (if any), employees, legal or financial advisors for the transactions contemplated hereunder, provided that such shareholders, directors, supervisors (if any), employees, legal or financial advisors shall be subject to the confidentiality obligations similar to those set forth in this Article. Any disclosure of confidential information by a shareholder, director, supervisor (if any) or employee of a Party or any agency engaged by it shall be deemed as a disclosure of such confidential information by such Party, who shall be liable for breach of agreement in accordance with this Agreement.

Article 9 Further Assurance

9.1	The Parties agree to promptly execute such documents and take such further actions as may be reasonably necessary or desirable to implement the terms and purpose of this Agreement.

Article 10 Liability for Breach of Agreement

10.1	If any of the Existing Shareholders or the Domestic Company commits a material breach of any terms hereunder, the WFOE shall have the right to terminate this Agreement and/or request the Existing Shareholder or the Domestic Company to make compensation for the damages, and this Article 10 shall not prejudice or impair any other rights of the WFOE under this Agreement.

10.2	Unless otherwise provided by laws, the Existing Shareholders and the Domestic Company shall in no event have the right to terminate or rescind this Agreement.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

Article 11 Miscellaneous

11.1	Amendment, Modification and Supplement

Any amendment, modification and supplement to this Agreement shall be subject to a written agreement executed by each Party.

11.2	Entire Agreement

Except for the written amendments, supplements or modifications executed after the execution of this Agreement, this Agreement shall constitute the entire agreement among the Parties with respect to the subject matter of this Agreement, and supersede all prior oral and written negotiation, representations and agreements reached in respect of the subject matter hereof.

11.3	Headings

The headings of this Agreement are inserted for convenience only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

11.4	Severability

In the event that one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby in any aspect. The Parties shall, through negotiations in good faith, strive to replace such invalid, illegal or unenforceable provisions with the provisions which are valid to the greatest extent permitted by laws and desired by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.5	Successor

This Agreement shall bind on and inure to the benefit of the Parties and their respective successors and permitted assignees.

11.6	Survival

11.6.1	Any obligations accruing or becoming due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

11.6.2	The provisions of Articles 5, 8 and 10 and this Article 11.6 shall survive the termination of this Agreement.

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

11.7	Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such waiver must be made in writing and signed by all the Parties. A Party’s waiver of any breach by another Party in certain circumstance shall not be treated as a waiver made by such Party in other circumstances in respect of a similar breach.

11.8	Language and Counterpart

This Agreement is made in Chinese in five counterparts, with each Party holding one counterpart hereof, and each counterpart of this Agreement shall have the same legal effect.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Purchase Option Agreement)

Party A:

Shanghai Santeng Technology Co., Ltd. (official seal)

By:	LU Qiaoling
Its Legal or Authorized Representative

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Purchase Option Agreement)

Party B-1:

LU Qiaoling

Signature: LU Qiaoling

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Purchase Option Agreement)

Party B-2:

GUO Yiheng

Signature: GUO Yiheng

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Purchase Option Agreement)

Party B-3:

WANG Hua

Signature: WANG Hua

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Purchase Option Agreement)

Party B-4:

LI Jianxiu

Signature: LI Jianxiu

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

(Signature Page of the Exclusive Business Cooperation Agreement)

Party C:

Zhenyi Information Technology (Shanghai) Co., Ltd. (official seal)

By:	LU Qiaoling
Its Legal or Authorized Representative

Dated this 1st day of April, 2021

Zhenyi Information Technology (Shanghai) Co., Ltd.	Exclusive Purchase Option Agreement

Schedule 1 Details of Loans

Reference	Name	PRC Identification No.	Loan Amount (RMB)
Party B-1	LU Qiaoling	370206198001304022	163,000
Party B-2	GUO Yiheng	320502198307020534	13,000
Party B-3	WANG Hua	320503196005062525	12,000
Party B-4	LI Jianxiu	370221195306140022	12,000